UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 SE Pine Valley Street, Port St. Lucie, FL 34952

(Address of Principal Executive Offices)

772-323-0625

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO and Chairman Employment Agreement

On October 24, 2022, Altitude International Holdings, Inc. (the “Company”) entered into an employment agreement with Gregory Breunich, Chief Executive Officer and Chairman of the Company (the “Breunich Employment Agreement”). The Breunich Employment Agreement is for a term of five years, and it may be terminated by Mr. Breunich and the Company for good reason or for cause, respectively. Pursuant to the Breunich Employment Agreement, Mr. Breunich will receive an annual base salary of $300,000.00, of which $60,000.00 in the first year shall be deferred for one year and shall be eligible to earn annual target bonuses for each fiscal year comprised of a cash portion and a portion payable in shares of common stock of the Company, as discussed in the Breunich Employment Agreement. Mr. Breunich shall also be eligible to earn a buyout bonus to be paid to Mr. Breunich upon the closing of a sale of the Company.

Upon termination by Mr. Breunich for good reason, or by the Company without cause, the Company shall pay or provide to Mr. Breunich severance pay equal to his then current annual base salary for twelve (12) months, during which time Mr. Breunich shall continue to receive all employee benefits and employee benefit plans as described in the Breunich Employment Agreement. As a full-time employee of the Company, Mr. Breunich will be eligible to participate in all of the Company’s benefit programs.

COO, Executive Vice President and Director Employment Agreement

On October 24, 2022, the Company entered into an employment agreement with Scott Del Mastro, Executive Vice President, Chief Operating Officer and Director of the Company (the “Del Mastro Employment Agreement”). The terms of the Del Mastro Employment Agreement are substantially the same as the Breunich Employment Agreement, other than Mr. Del Mastro’s annual base salary which shall be $250,000.00 per year, of which $50,000.00 in the first year shall be deferred for one year.

Director of Tennis and Director Employment Agreement

On October 24, 2022, the Company entered into an employment agreement with Gabriel Jaramillo, Director of Tennis and Director of the Company (the “Jaramillo Employment Agreement”). The terms of the Jaramillo Employment Agreement are substantially the same as the Del Mastro Employment Agreement

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Breunich Employment Agreement, the Del Mastro Employment Agreement and the Jaramillo Employment Agreement, and such descriptions are qualified in their entirety by reference to the full texts of the Breunich Employment Agreement, the Del Mastro Employment Agreement and the Jaramillo Employment Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement, dated October 24, 2022, by and between Altitude International Holdings, Inc. and Gregory Breunich

10.2	Employment Agreement, dated October 24, 2022, by and between Altitude International Holdings, Inc. and Scott Del Mastro

10.3	Employment Agreement, dated October 24, 2022, by and between Altitude International Holdings, Inc. and Gabriel Jaramillo

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 28, 2022

ALTITUDE INTERNATIONAL HOLDINGS, INC.

By:	/s/ Gregory Breunich
Name:	Gregory Breunich
Title:	Chief Executive Officer